NICHOLAS
                         FAMILY OF FUNDS








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                  INDIVIDUAL RETIREMENT ACCOUNT
                      DISCLOSURE STATEMENT


                           TRADITIONAL



                              ROTH

                           EDUCATIONAL


                        TABLE OF CONTENTS

                                                             Page

General Information                                            3
     Initial Investment Minimums                               3
     Firstar Trust Company Custodial Fees                      3
     Instructions for Establishing an IRA                      3
          Opening an IRA                                       3
          Transferring an IRA                                  4
          Conversion of Traditional IRA a Roth IRA             4
     Where to Obtain Assistance on Your Nicholas IRA           4
     Disclosure Statement                                      5

Terms and Definitions                                          5

Questions and Answers                                          7
     General IRA Information                                   7
     Traditional IRA                                           9
     Roth IRA                                                 14
     Education IRA                                            17

Individual Retirement Account Custodial Agreements (5305 Series)
     5305-A, Traditional IRA                                  19
     5305-RA, Roth IRA                                        21
     5305-EA, Education IRA                                   23

NICHOLAS FAMILY OF FUNDS
GENERAL INFORMATION

Welcome to the Nicholas Family of Funds. Please take some time to review this Individual Retirement Account (IRA) Disclosure Statement as well as the fund prospectus(es) you are considering investment in. The following information in this General Information section will help you by outlining investment options and minimums, identifying fees associated with IRA accounts, providing instructions for establishing your IRA account, and identifying where you can receive assistance on your Nicholas account.

The Taxpayer Relief Act of 1997 brings many changes beginning in 1998 to the Traditional IRA as well as the introduction of two new products: the Roth IRA and the Education IRA. These changes extend the opportunity for tax-deferred, and in some instances tax-exempt, savings through the use of IRA accounts.

The remainder of this Disclosure Statement is divided into sections to provide easier access to the information pertaining specifically to the type of IRA account you are considering investment in. Please refer to the table of contents for faster location of information pertinent to your situation. We hope that this Disclosure Statement is a useful tool for your IRA decision making process. Thank you for considering investing in the Nicholas Family of Funds.

INITIAL INVESTMENT MINIMUMS:
Nicholas Fund   -   $500               Nicholas Equity Income Fund - $2,000
Nicholas II Fund   -   $500            Nicholas Income Fund -   $500
Nicholas Limited Edition* - $2,000     Nicholas Money Market Fund - $2,000

*NICHOLAS LIMITED EDITION HAS A LIMITED NUMBER OF SHARES FOR SALE
AND MAY NOT BE AVAILABLE AT THIS TIME.  PLEASE CONTACT THE
NICHOLAS FAMILY OF FUNDS REGARDING THE AVAILABILITY OF NICHOLAS
LIMITED EDITION.

FIRSTAR TRUST COMPANY CUSTODIAL FEES:

(a)  Annual maintenance fee; Traditional and Roth IRA  -  $12.50 per account
          (There is a cap of $25.00 for two or more accounts under one social security or taxpayer identification number. Education IRA accounts are not included in this cap. The $25.00 will be divided equally between all IRA accounts.)

      Annual maintenance fee for Education IRA - $5.00 per account

     THE ANNUAL MAINTENANCE FEE WILL BE DEDUCTED FROM YOUR
     ACCOUNT ANNUALLY, UNLESS IT IS PAID BY SEPTEMBER 15TH.
     ACCOUNTS CLOSED PRIOR TO THAT WILL BE ASSESSED THE ANNUAL
     MAINTENANCE FEE UPON REDEMPTION.

(b)  Transfer to a successor trustee-$15.00.

(c)  Distribution to a participant-$15.00. (Excluding Systematic
     Withdrawal Plan distributions)

(d)  Refund of excess contribution-$15.00.
     The charge for refunding excess contributions will be deducted from your account at the time of the refund.

(e)  Any outgoing wire transfer-$12.00.

Enough fund shares will be redeemed to cover these fees. These fees will apply regardless of the size of your account. The fees are subject to change.

INSTRUCTIONS FOR ESTABLISHING AN IRA

OPENING AN IRA:
1) Please read the prospectus for the fund you are interested in. If you do not have the applicable investment kit which contains the prospectus, contact Nicholas Family of Funds. This material contains more complete information regarding charges and expenses.

2)   Fill in the information required on the IRA Custodial
     Account Application - Form A (A through F) for Traditional and Roth IRA accounts, and on the IRA Custodial Account Application - Form B (A through G) for Education IRA accounts.

3) Please make your check payable to the fund you are investing in. If you are investing in more than one fund, one check made payable to Nicholas Family of Funds is appropriate.

4) Direct Rollover contributions (for use with Traditional IRA accounts only) from an employer plan or tax-sheltered annuity should be made payable to:
          Firstar Trust Company, Custodian
          Nicholas Family of Funds IRA
          FBO (your name)
5) Send the completed application along with your check in the envelope provided to:
          Firstar Trust Company
          Corporate Trust Department-IRA
          P.O. Box 2944
          Milwaukee, WI  53201-2944
A confirmation verifying your IRA investment will be mailed to you within a week to 10 days after receipt of your deposit.

NOTE: If a fund has not been selected on the application or is not indicated on the check, the investment will be made in the Nicholas Money Market Fund.

TRANSFERRING AN IRA:

Use the transfer form (Form C) enclosed to transfer an existing IRA from a current custodian or trustee to the Nicholas Family of Funds. Be sure to fill in all of the information required. Return the form, intact, with the IRA Custodial Account Application, and we will handle the transfer for you. If the current custodian sends you a check for the money in your account, forward a check to the Firstar Trust Company within 60 days to avoid any tax liability (please see "rollover" in the terms and definitions). This last type of transaction is permitted only once every 12 months. PLEASE NOTE THAT MOST CUSTODIANS WILL REQUIRE THAT YOUR SIGNATURE BE GUARANTEED BY A COMMERCIAL BANK, A MEMBER OF THE NEW YORK STOCK EXCHANGE OR A SAVINGS AND LOAN ASSOCIATION.

TRANSFERS CAN ONLY BE MADE BETWEEN LIKE IRA ACCOUNTS; TRADITIONAL
IRA TO TRADITIONAL IRA, ROTH IRA TO ROTH IRA, OR EDUCATION IRA TO
EDUCATION IRA.

CONVERSION OF TRADITIONAL IRA TO ROTH IRA:

1) Please read the Question and Answer section pertaining to Roth IRA accounts.
2)   Complete Form D - Conversion of Traditional IRA to Roth IRA
3)   Complete Form A - IRA Custodial Account Application  for
     Traditional or Roth IRA Account.

It is not necessary to return the Form 5305-RA.

4)   Send completed Form A and Form D to:
       Firstar Trust Company
       Corporate Trust Department-IRA
       P.O. Box 2944
       Milwaukee, WI  53201-2944


A confirmation verifying your IRA investment will be mailed to you within a week to 10 days after the conversion is complete.

NOTE: The conversion Roth will be established in the same fund the Traditional IRA is invested in unless otherwise noted on the conversion form (Form D) and the IRA application (Form A).

WHERE TO OBTAIN ASSISTANCE ON YOUR NICHOLAS IRA ACCOUNT

ACCOUNT QUESTIONS AND TRANSACTIONS:

Questions regarding your IRA account transactions should be directed TO FIRSTAR TRUST COMPANY AT (800)544-6547 OR
(414)276-0535. As the Custodian of Nicholas Family of Funds IRA accounts, Firstar can answer questions regarding purchases, redemptions, and compliance issues. Representatives are available Monday through Friday between 8:00 a.m. and 7:00 p.m., Central time to speak with investors. Account holders may access their account information through our Voice Response Unit 24 hours a day by receiving computerized updates.

INVESTMENT OPTIONS AND PORTFOLIO QUESTIONS:

Questions regarding the Fund objectives, performance, or management should be directed to NICHOLAS FAMILY OF FUNDS AT
(800)227-5987 OR (414)272-6133. Our registered representatives are available to assist you personally between 8:15 a.m. and 4:30 p.m., Central time. After regular business hours, investors may leave a message on our answering machine to receive additional information or to have a representative return their call the following business day.



INDIVIDUAL RETIREMENT ACCOUNT
DISCLOSURE STATEMENT

The Internal Revenue Service requires that you be given a Disclosure Statement for the purpose of understanding individual retirement accounts. The following Question/Answer Series is part of our Disclosure Statement. Please read this section, the Custodial Agreement (Forms 5305-A, 5305-RA, and 5305-EA) and the appropriate Prospectus very carefully before deciding to invest.

You may revoke your IRA within seven days from the date the individual retirement account is established. Upon revocation you will receive the entire amount of consideration paid for your account without adjustment for losses, gains or administrative expenses. You may revoke your IRA by mailing or delivering a written notice to the address listed below. A mailed notice, properly addressed with first class postage prepaid, is deemed mailed on the date of its postmark, certification or registration.

Firstar Trust Company, Custodian
Nicholas Family of Funds, IRA
P.O. Box 2944
Milwaukee, Wisconsin 53201-2944

If you need further assistance in answering questions pertaining to the Nicholas Family of Funds IRA, please call us at (414)
272-6133, or (800) 227-5987 or write to:

Nicholas Family of Funds
Individual Retirement Accounts
700 N. Water St., Suite 1010
Milwaukee, Wisconsin 53202

We recommend that you consult your lawyer, accountant or personal tax adviser regarding questions on tax and legal implications.

TERMS AND DEFINITIONS

ACTIVE PARTICIPANT - An employee who is eligible to participate in, actually participates in, or receives a contribution in (including forfeitures) an employer-sponsored retirement plan.

BENEFICIARY - The individual(s) identified to receive your IRA proceeds in the event of your death. Special rules apply to the Education IRA; please read the 5305-EA and related materials closely.

COMPENSATION INCOME - Income reported to you by an employer on Form W-2 or on Schedule C for self-employed individuals.

CONDUIT IRA - This is an IRA account established as a "holding account" for proceeds from a previous employer's retirement plan. You may roll over those assets into another qualified employer's plan only if they are made up of the funds received from the first employer's plan (plus earnings), and you did not commingle regular contributions or funds from other sources with them.

CONTRIBUTION - The annual dollar amount deposited to an IRA account for a specific calendar year. Contribution limits vary depending on individual circumstances. Please review the Question and Answer section of the IRA type you are considering for a more detailed discussion.

CUSTODIAN - A bank, federally insured credit union, savings & loan association, or other person found acceptable by the Secretary of the Treasury. Firstar Trust Company acts as
Custodian on Nicholas Family of Funds IRA accounts.

DIRECT ROLLOVER - A direct rollover to a Traditional IRA is payment of a distribution from an employer-sponsored plan to the IRA custodian instead of to you. You are entitled to have all or part of an eligible rollover distribution made after 1992 from a qualified plan or tax-sheltered annuity paid as a direct rollover.

DISTRIBUTION - Any money or property you receive due to a withdrawal or "pay out" from your IRA account or annuity is a distribution. Generally, distributions are to be included in your gross income in the year you receive them. Exceptions to the general rule are rollovers made within the 60 day limitation period and tax-free withdrawals of excess contributions. If you made nondeductible contributions for tax years after 1986, a portion of each distribution will be tax-free, up to the total amount of nondeductible contributions you made.

EARNED INCOME - Income earned by providing a service to another individual or entity. This does not include investment income (such as dividends and capital gains). Earned income does include income from royalties, commissions, and taxable alimony.

EDUCATION IRA - An Education IRA is a specialized savings vehicle to be used for post-secondary education expenses incurred by the designated beneficiary of the account. Contributions do not receive a current deduction and are made to an IRA maintained on behalf of a designated beneficiary. However, if amounts are used for certain educational purposes, neither the contributor nor the beneficiary of the IRA are taxed upon distribution.

EXCESS CONTRIBUTION - The amount you contribute to your IRA (other than rollover contributions and transfers) that is greater than the allowable contribution limits outlined in the specific IRA Question and Answer section. Contributions that exceed the allowable maximum for federal income tax purposes are treated as excess contributions. A nondeductible penalty tax of 6% of the excess amount contributed will be added to your income tax for each year in which the excess contribution remains in your account. Firstar Trust Company, as Custodian, charges a $15.00 fee to refund any excess amounts.

IRA - "IRA" stands for Individual Retirement Arrangement. In general, an IRA is a savings program that lets you set money aside for future retirement (except with the Education IRA). Please refer to the Question and Answer section on the type of IRA you are considering establishing to determine the deductibility of contributions and the taxation of future distributions.

MAINTENANCE FEE - The annual fee assessed by the Custodian to offset expenses related to maintaining IRA accounts within IRS limitations.

PASSIVE INCOME - Income which is not earned, such as investment income from dividends and capital gains.

PREMATURE DISTRIBUTION - Any distribution from your IRA made prior to the minimum standards established by the IRS. Different
terms govern the different IRA accounts available.   Please refer
to the Question and Answer section for the type of account you are considering for more specific terms.

REQUIRED MINIMUM DISTRIBUTION - Distributions from a Traditional
IRA must begin by April 1 in the year following the year an IRA owner attains 70 1/2. Roth IRAs do not require a minimum distribution.

ROLLOVER - A rollover is the deposit of cash, stock, etc. from one retirement program into another tax-free where by the IRA OWNER RECEIVES A CHECK from the resigning custodian, and upon receipt of the check has 60 days to deposit the proceeds into another custodial account. Only one rollover is permitted per IRA account in any twelve month period.

ROTH IRA - A Roth IRA is a new IRA product available beginning with contributions made for tax year 1998. Amounts contributed to your IRA are taxed at the time of contribution, but distributions from the IRA may not be subject to tax if you have held the IRA for certain minimum periods of time (generally, until age 59 1/2 but in some cases longer).

SPOUSAL IRA - An IRA account for a spouse without earned income.
Contribution limits and deductibility of contributions will vary depending on the situation. Please refer to the Question and Answer section for the account type you are considering.

TOTAL RETURN - This is the increase (or decrease) in the Fund's share price, plus the reinvestment of all dividends and capital gains, over a specific period of time. Total return is a measure of actual past performance and can be used as an indicator of the future potential growth of a fund, but it is in no way a guarantee of future performance.

TRADITIONAL IRA  -   A Traditional IRA is a specialized IRA
account where amounts contributed to the IRA may be tax deductible at the time of contribution. Distributions from the IRA will be taxed at distribution except to the extent that the distribution represents a return of your own contributions for which you did not claim (or where not eligible to claim) a deduction.


TRANSFER - This is THE MOVEMENT OF IRA PROCEEDS DIRECTLY FROM ONE CUSTODIAN TO ANOTHER with the funds never coming under your direct control. The IRS allows transfers as often as the IRA owner desires; however, the fund you are considering may impose restrictions. Transfers are accomplished with written instructions, using a Transfer Form provided by the receiving custodian.

1099-R - The government form used to report distributions (all except transfers between custodians) from your IRA account. A copy is sent to you and to the IRS in January following the year of distribution.

5498 - The government form used to report annual contributions and rollovers (but not transfers) as well as the year-end market value of your IRA account for each calendar year. Copies are sent to you and to the IRS in May of the following year.

QUESTION AND ANSWERS
GENERAL IRA ACCOUNT INFORMATION

1) HOW WILL MY ACCOUNT BE INVESTED?

  Contributions made to an IRA will be invested, at your election, in one or more of the regulated investment companies for which Nicholas Company, Inc. serves as Investment Advisor or any other regulated investment company designated by Nicholas Company, Inc. No part of the IRA may be invested in life insurance contracts; further, the assets of the IRA may not be commingled with other property.

  Information about the shares of each mutual fund available for investment by your IRA must be furnished to you in the form of a prospectus governed by rules of the Securities and Exchange Commission. Please refer to the prospectus for detailed information concerning your mutual fund. You may obtain further information concerning IRAs from any District Office of the Internal Revenue Service.

2) WHAT IS THE RATE OF RETURN ON MY NICHOLAS IRA CONTRIBUTION?

  The rate of return on your investment depends on the increase or decrease of the fund share price in relation to your purchase price, plus a reinvestment of all distributions. Growth in the value of your account is in no way guaranteed by the fund you choose, Nicholas Company, or the Custodian. Market risks are inherent in any investment and there can be no assurance against possible loss in the value of any of the fund's portfolios. Future earnings on your contributions cannot be projected because of the fluctuations in the value of the funds.

3) MAY I TRANSFER MY BALANCE BETWEEN THE FUNDS MANAGED BY
NICHOLAS COMPANY?

  Yes. Please review the final article of each Individual Retirement Account Custodial Agreement (5305 series) for specific rules. Exchanges made between Nicholas funds are considered transfers for tax purposes and are not limited by the IRS as to frequency. However, Fund policy may limit frequency of transactions. Please review your Fund prospectus regarding exchanges between funds.

4) WHAT IS THE DEADLINE FOR MAKING IRA CONTRIBUTIONS?

  The deadline for making contributions to the IRA is the due date your tax return for the year in which the deduction is claimed, without extensions. Consequently, you must make your contribution before April 15, even if you obtain an extension for filing your tax returns.
  You must fully execute the IRA Custodial Account Application by April 15. One exception applies to Education IRAs. At the time of this printing, current legislation appears to require contributions to an Education IRA be made during the calendar year the contribution applies to.

5) AM I REQUIRED TO CONTRIBUTE TO AN IRA EVERY YEAR?

  No.

6) CAN I HAVE MORE THAN ONE IRA ACCOUNT?

  Yes. You may establish more than one IRA account provided that the total contributions to all of your IRAs (including Traditional, Roth, and Education where applicable) for the taxable year do not exceed the maximum limits. For example, you may wish to place a portion of your contribution in a mutual fund IRA, and place the remainder with an IRA offered by a savings and loan or bank.

7) WHAT HAPPENS IF I MAKE AN EXCESS CONTRIBUTE TO MY IRA?

  If you make a contribution in excess of your allowable maximum, you may correct the excess contribution and avoid the 6% penalty tax for that year by withdrawing the excess contribution and its earnings on or before the date, including extensions, for filing your tax return for the tax year for which the contribution was made. Any earnings on the withdrawn excess contribution may be subject to a 10% early distribution penalty tax if you are under age 59 1/2. In addition, in certain cases an excess contribution may be withdrawn after the time for filing your tax return. Finally, excess contributions for one year may be carried forward and applied against the contribution limitation in succeeding years.

8) WHAT DO I DO IN THE EVENT I WISH A REFUND OF THE EXCESS
CONTRIBUTION AND EARNINGS IN MY NICHOLAS IRA?

  To request a refund you must submit a letter, addressed to the Custodian at the address given on page 5 of this Disclosure Statement, indicating the principal amount of the excess contribution which should be redeemed and refunded to you. This letter should include the date of the contribution, state that this redemption is due to an over-contribution and that the net income attributable to the contribution should also be returned. The letter must bear your signature.

9) HOW ARE DISTRIBUTIONS MADE?

  If you wish to receive a full or partial distribution, or installment payments from your IRA account in the Nicholas Family of Funds, an IRA Distribution Request Form must be completed and returned to the Custodian prior to distribution. This form can be obtained by writing or calling Firstar Trust Company (414-276-0535 or 800-544-6547). A written request for distribution is also acceptable provided it contains a facsimile notice of federal income tax withholding as it appears on our form.

  Distributions can be made in a single sum payment or in various installment methods which are described in greater detail in the appropriate 5305 form at the end of this Disclosure
Statement.

10) CAN ANYTHING CAUSE DISQUALIFICATION OF MY IRA?

  Yes. If you or your beneficiary engage in a prohibited transaction (i.e. self-dealing types of activities, including borrowing of money from the account) described in section 4975(c) of the Internal Revenue Code with respect to your IRA, the account will lose its tax-deferred status as of the first day of the taxable year in which the prohibited transaction occurs. The fair market value of the account as of the first day of the taxable year must be included in your gross income, or in the gross income of your beneficiary. If your account is disqualified in this manner, and you are not disabled or 59 1/2 years of age on the first day of the taxable year, you must also pay the 10% additional tax as though there had been a premature distribution.

11)  MAY I REDEEM PERSONAL SHARES AND TRANSFER THE CASH INTO AN
IRA?

  Yes, however, you should take into consideration that any realized gains made on the redemption may be subject to federal and state income taxes.

12)  MAY I PLEDGE MY IRA AS SECURITY FOR A LOAN?

  If you pledge your IRA as security for a loan, the portion so pledged is treated as a fully taxable distribution. If you have not attained the age of 59 1/2 at the time of the pledge, the distribution is also subject to a 10% nondeductible excise tax as a premature distribution.

13)  WHERE MAY I OBTAIN ADDITIONAL INFORMATION ABOUT MY IRA?

  You may obtain additional information about your IRA from your local Internal Revenue Service district office.

NOTE: As of calendar year 1997, the 15% excess distribution tax is repealed, as is the 15% excess accumulation at death tax.

TRADITIONAL IRA ACCOUNTS

1) WHAT ARE SOME OF THE RULES GOVERNING TRADITIONAL INDIVIDUAL
RETIREMENT ACCOUNTS?

  An Individual Retirement Account (IRA) is either a trust or custodial account. It must be created by document for your exclusive benefit, as an individual, or for your beneficiaries.
It also must meet the following IRS requirements:

(a) The custodian must be a bank, federally insured credit union, savings and loan association, or other person found acceptable by the Secretary of the Treasury.

(b) Contributions may not exceed $2,000 (or your full income, whichever is less) in any taxable year and are combined with any other contributions made for your benefit to other IRA accounts such as Roth IRAs or Education IRAs. Distributions from qualified employer retirement plans or tax-sheltered annuities purchased for you by a public school or charitable employer are not included in the annual $2,000 limit. Contributions must be made by check and not in the form of securities.

(c) No part of the assets of the savings plan fund may be invested in ordinary life insurance contracts.

(d) The assets of the custodial account may not be commingled with other property except in a common trust fund or common investment fund.

(e) Your interest, as a depositor, in the balance of your IRA must be non-forfeitable.

(f) The entire interest, in a Traditional IRA maintained for your benefit, must be distributed to you by the "required beginning date for distributions", which is April 1 following the close of the calendar year in which you attain age 70 1/2. Alternatively, the entire interest must be distributed, beginning no later than the required beginning date for distributions, over either:

  (i) your life as depositor, or the joint lives of you and your designated beneficiary; or over

  (ii) a period not extending beyond your life expectancy, or the joint life expectancy of you and your designated beneficiary.

(g) If you die on or after the date distribution of your interest has begun, the remaining interest will continue to be distributed to your beneficiaries under the same method in effect prior to your death. If you die before the distribution of your interest has begun, the entire remaining interest will, at the election of your beneficiary or beneficiaries, be distributed either:

  (i) by December 31 of the year containing the fifth (5th) anniversary of the your death; or

  (ii) in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries.

The election of either (i) or (ii) above must be made by December 31 of the year following the year of your death. If the beneficiary or beneficiaries do not elect either of the distribution options by that time, distribution will be made in accordance with (ii) if the beneficiary is your surviving spouse, and in accordance with option (i) if the beneficiary or beneficiaries are or include anyone other than your surviving spouse. Distributions under option (ii) must begin by December 31 of the year following the year of your death. However, if your spouse is the beneficiary, distributions need not begin until December 31 of the year you would have attained age 70 1/2. The spouse, as beneficiary, has the option to rollover your account into their own IRA and take distributions according to Traditional IRA rules. It should be noted that the deferral on income recognition may be available to the surviving spouse upon proper elections being made. Professional advice should be obtained to effect the deferral of income recognition.

2) DOES THE NICHOLAS IRA MEET ALL OF THE INTERNAL REVENUE SERVICE
REQUIREMENTS?

  Yes. The Nicholas IRA has been approved, in form, by the Internal Revenue Service. IRS approval is not a determination of the merit of the Nicholas IRA as an investment.

3) WHO IS ELIGIBLE TO PARTICIPATE IN A TRADITIONAL IRA?

  Anyone under age 70 1/2 who has earned income at some time during the year may participate in an IRA. You may contribute whether or not you are an active participant in an employer-sponsored retirement plan. However, if you are an active participant in an employer-sponsored plan, your contributions will be deductible only if the income of you and your spouse, if any, is below certain limits (see Question 6 on page 10).

4) ARE THERE LIMITATIONS ON THE AMOUNT OF CONTRIBUTIONS I CAN
MAKE TO AN IRA?

  Yes, yearly IRA contributions may not exceed the lesser of the following amounts: (1) $2,000, or (2)100 % of your annual compensation (earned income) that is includable in your gross income. Please see the answer to Question 6 on page 10 for rules relating to the deductibility of IRA contributions.


5) DO THE IRA LIMITATIONS MENTIONED PREVIOUSLY APPLY SEPARATELY
TO A HUSBAND AND WIFE WHO BOTH WORK?

  Yes, a husband can contribute $2,000 maximum per year to his IRA, and his wife may contribute $2,000 maximum per year to her IRA.

  It is important to note that there can be no joint IRA accounts. IRAs are set aside in the name of one person; however, beneficiaries are designated in the event of death.

6) ARE TRADITIONAL IRA CONTRIBUTIONS FULLY TAX DEDUCTIBLE?

  Your Traditional IRA contributions will be fully tax deductible (up to the maximum contribution limit) if you, or you and your spouse, are not an active participant(s) in an employer-sponsored retirement plan. Your Traditional IRA contributions will also be fully deductible if you are not an active participant in an employer sponsored retirement plan, but your spouse is and your adjusted gross income is less than $150,000 for the taxable year the contribution is being made. (If your adjusted gross income is between $150,000 and $160,000, your contribution will be partially deductible.)

  If you are an active participant in an employer-sponsored plan, please refer to the following charts to determine deductibility. These limits are subject to changes by the IRS and you should consult with the IRS or your tax advisor for the most recent levels.

  If you are married and file a separate return and are not an "active participant" in an employer-sponsored retirement plan, you may make a fully deductible contribution to a Traditional IRA (up to the contribution limits described above). If you are married and filing separately and are an "active participant" in an employer-sponsored retirement plan, you may not make a fully deductible contribution to a Traditional IRA. A partial deduction is available if your 1998 adjusted gross income is less than $10,000. This amount is not adjusted for cost-of-living changes or otherwise.

EARNED INCOME LEVELS FOR "ACTIVE PARTICIPANTS"
  TRADITIONAL IRA CONTRIBUTIONS

SINGLE and HEAD OF HOUSEHOLD:

                 Eligible To Make A   Eligible To Make A   Not Eligible To Make
                     Deductible       Partially Deductible  A  Deductible
         Year   Contribution If AGI   Contribution If AGI    Contribution
                    Less Than Or            Between         If AGI is Equal to
                        Equal To                              or Greater Than
         ----   --------------------  -------------------  -------------------
         [S]          [C]              [C]                       [C]
         1998         $30,000          $30,001 - $39,999         $40,000
         1999         $31,000          $31,001 - $40,999         $41,000
         2000         $32,000          $32,001 - $41,999         $42,000
         2001         $33,000          $33,001 - $42,999         $43,000
         2002         $34,000          $34,001 - $43,999         $44,000
         2003         $40,000          $40,001 - $49,999         $50,000
         2004         $45,000          $45,001 - $54,999         $55,000
  2005 and thereafter $50,000          $50,001 - $59,999         $60,000


MARRIED FILING JOINTLY:

                 Eligible To Make A   Eligible To Make A   Not Eligible To Make
                     Deductible       Partially Deductible  A  Deductible
         Year   Contribution If AGI   Contribution If AGI    Contribution
                    Less Than Or            Between         If AGI is Equal to
                        Equal To                              or Greater Than
         ----   --------------------  -------------------  -------------------
         [S]            [S]             [S]                        [S]
         1998           $50,000         $50,001 - $59,999          $60,000
         1999           $51,000         $51,001 - $60,999          $61,000
         2000           $52,000         $52,001 - $61,999          $62,000
         2001           $53,000         $53,001 - $62,999          $63,000
         2002           $54,000         $54,001 - $63,999          $64,000
         2003           $60,000         $60,001 - $69,999          $70,000
         2004           $65,000         $65,001 - $74,999          $75,000
         2005           $70,000         $70,001 - $79,999          $80,000
         2006           $75,000         $75,001 - $84,999          $85,000
    2007 and thereafter $80,000         $80,001 - $99,999         $100,000

7) IF MY IRA CONTRIBUTIONS ARE NOT FULLY DEDUCTIBLE, MAY I MAKE
NONDEDUCTIBLE CONTRIBUTIONS?

  Yes, as long as your total contributions do not exceed the yearly maximum described in the answer to Question 4. For example, if you are single and can only make a $1,000 deductible IRA contribution in a certain year, you can make an additional, nondeductible contribution that year of $1,000 as long as you have earned income of at least $2,000. All earnings will continue to accumulate tax-free until distributed.

  You must designate all nondeductible contributions as such on your tax return (use IRS Form 8606) for the taxable year for which they are made.

8) CAN A TRADITIONAL IRA BE ESTABLISHED FOR A SPOUSE WITHOUT
EARNED INCOME?

  Yes, this is referred to as a Spousal IRA. A working spouse also can elect in any year to be treated as having no compensation for that year in order to be eligible for a Spousal
IRA.

  If you are married and file a joint income tax return, you may make contributions to your spouse's IRA. However, the maximum amount contributed to both your own and to your spouse's IRA may not exceed 100% of your combined taxable compensation or $4,000, whichever is less. Moreover, the annual contribution to each individual IRA may not exceed $2,000.

  If either you or your spouse is an active participant in an employer-sponsored retirement plan, the allowable tax deduction for a Spousal IRA for that year may be reduced or eliminated in accordance with the rules explained in the answer to Question 6. Nondeductible contributions may still be made as long as the combined total contributions to both IRAs for the tax year do not exceed the lesser of $4,000 or 100% of your combined taxable income.

9) WHAT IS THE TAX STATUS OF EARNINGS ON MY TRADITIONAL IRA?

  IRA earnings, including both dividends and capital gains, are exempt from federal income tax as long as your plan remains qualified and until distributions are made.

10)  WHEN CAN DISTRIBUTIONS FROM MY TRADITIONAL IRA BEGIN?

  Generally, you must be at least 59 1/2 years old to receive a penalty-free IRA distribution. Other penalty-free distributions may be made before age 59 1/2 in the event of death, disability, or if they are in the form of lifetime, periodic payments which meet IRS requirements.

  The Health Insurance Portability and Accountability Act of
1996 permits penalty-free early withdrawals from your IRA where such withdrawn amounts are used for:

  1) qualified medical expenses exceeding 7.5% of adjusted gross income; or

  2) the payment of medical insurance premiums for qualified unemployed individuals.

  Additionally, beginning with tax year 1997, penalty-free premature distributions may be made from your Traditional IRA for:

       1)  First time home purchase (up to $10,000 lifetime limit)

       2)  Post-secondary education expenses.

  You should consult your tax adviser before you take any distributions. Premature distributions will be penalized by a 10% nondeductible excise tax on the amount of the distribution that is includable in gross income. A premature distribution must also be added to your gross income for the taxable year (except any portion representing nondeductible contributions), and may result in additional income taxes. An individual receiving a premature distribution must file Form 5329 with the IRS for the year in which the distribution is received.

11) How will I be taxed on distributions from my Traditional IRA after the age of 59 1/2?

  Distributions are taxable as ordinary income. Capital gain treatment or income averaging is not available for IRA distributions. Installment payments are taxable as ordinary income in the year of receipt. Distributions to persons who have attained the age of 65 prior to the close of the taxable year may qualify for credit for the elderly.

  A proportionate amount of each distribution will be tax-free if you have made nondeductible contributions for tax years after 1986. For this purpose, all distributions during any year from any of your IRAs must be totaled and treated like a single distribution, and all of your IRAs are treated like a single IRA. The total amounts you receive tax-free for all years cannot exceed the total nondeductible contributions made.

  (Any distributions from your IRA represent a return of pre-tax and after-tax dollars. You must determine what percentage of your prior year-end market value on all of your IRA accounts is represented by after-tax contributions. That same percentage of any distributions during the current calendar year will not be taxable; the balance of the distribution will be taxable at ordinary income levels for the current calendar year. Any return of after-tax dollars due to partial distributions from your IRA reduces the remaining after-tax dollars represented in the balance of your IRA in future years. This new balance will be used for calculating the percentage of after-tax dollars in future distributions.)


12)  HOW LONG MAY I DELAY DISTRIBUTIONS FROM MY TRADITIONAL IRA?

  You must comply with certain "minimum distribution rules" that apply to your IRA under the Internal Revenue Code. The failure to satisfy these rules can result in significant adverse tax consequences for you, such as being taxed on your entire IRA account balance and paying other tax penalties.

  I. PRE-DEATH DISTRIBUTIONS

  The minimum distribution rules require that in your 70 1/2 year, and each year thereafter, you make withdrawals from the IRA that are at least equal to the "minimum distribution." Your 70 1/2 year is the calendar year that contains the date six months after your seventieth birthday. The amount of the minimum distribution is usually determined by dividing the account balance of the IRA as of December 31 of the prior year by a divisor that is based on your life expectancy, or the joint life expectancy for you and your beneficiary. However, there are a number of rules that determine how the calculation of your minimum distribution should be made, including special exceptions that may apply to you.
These are discussed in IRS Publication 590, Individual Retirement Arrangements, which you should consult.

  Generally, you must withdraw an amount at least equal to the minimum distribution by December 31 of each year. However, you may delay your minimum required distribution for your 70 1/2 year until April 1 of the following year. This means that if you wait to make your withdrawal for the 70 1/2 year until April 1 of the following year, your total withdrawal in that year must equal the minimum distributions for two years-a withdrawal by April 1 that is equal to the minimum distribution for the 70 1/2 year, and a second withdrawal by December 31 that is equal to the minimum distribution for the current year. In each following year you must withdraw the minimum distribution for that year by December 31.

  II. DISTRIBUTIONS AFTER DEATH

  If you are the beneficiary of an IRA account for which the owner is deceased, the minimum distribution rules also apply to you. Specific information on how the minimum distribution rules apply to beneficiaries of an IRA is contained in IRS Publication 590, Individual Retirement Arrangements. In general, the amount that you must withdraw in each year depends upon whether the IRA owner reached age 70 1/2 before death, and whether you are the surviving spouse of the IRA owner.

  If the IRA owner was age 70 1/2 before death, then regardless of your age you must withdraw an amount in each year that is at least equal to the amount that the IRA owner would have been required to withdraw. This rule also applies if you are the surviving spouse of the IRA owner, and you choose not to roll the account into an IRA of your own.

  If the IRA owner was not age 70 1/2 before death and you are not the surviving spouse, there are two possible options. Under the first option, you must withdraw the entire IRA account by December 31 of the fifth year following the year of the IRA owner's death. Under the second option, you must, by December 31 of the year following the year of the IRA owner's death and in each year thereafter, withdraw an amount that is at least equal to the IRA account balance divided by your life expectancy. If you are the surviving spouse, the same two options apply, but additional options are available to you for satisfying the minimum distribution requirements.

  III. OTHER RULES

  You can satisfy the minimum distribution rules by withdrawing from one IRA the amount required to satisfy the minimum distribution requirement for all of your IRAs.

  Unless you or your spouse elects otherwise, your life expectancy and/or the life expectancy of your spouse will be recalculated annually. An election not to recalculate life expectancy(ies) is irrevocable and will apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

  Distributions from your IRA must satisfy the special "minimum distribution incidental benefit" rules of the Internal Revenue Code. These provisions set forth certain limitations on the determination of the joint life expectancy of you and your beneficiary. Special rules will determine how you calculate the joint life expectancy of you and your beneficiary if your beneficiary is not your spouse and is more than 10 years younger than you.

  This explanation only summarizes the minimum distribution rules. Other rules and exceptions may apply to you that are not discussed in this summary including rules which, in some cases, would prevent you from using certain options described above. You should consult your personal tax adviser or IRS publication 590, Individual Retirement Arrangements, for more detailed information. This publication is available from your local IRS office or by calling 1-800-TAX-FORM.

13)  WHAT HAPPENS TO MY TRADITIONAL IRA IN THE EVENT OF DEATH?

  Part E of the IRA Custodial Account Application (Form A) permits you to name a beneficiary or beneficiaries to receive any amounts remaining in your IRA at the time of your death. If you do not name a beneficiary, your beneficiary will be your estate. The act of naming a beneficiary to receive IRA benefits upon your death is not considered a gift subject to federal gift taxes. Your beneficiary designation can be revoked at any time by completing a Change of Beneficiary form. Contact Nicholas Family of Funds at 1-800-227-5987 for this form.

  Amounts remaining in your Traditional IRA at death will be included in your estate and may be subject to estate tax.

  See Question 1(g) for information on the timing of distributions to your beneficiaries.

14)  What are the Specific Limitations of Rollovers?

  The IRS allows one rollover per IRA account in any 12 month period. When the rollover represents a distribution from an employer-sponsored retirement plan or a tax-sheltered "403(b)" annuity purchased for you by a public school or charitable employer, a penalty tax of 20% is withheld upon distribution to you and it is your responsibility to deposit the full amount of the employer plan proceeds into an IRA custodial account within 60 days to avoid IRS penalties and taxes. The 20% withholding can be returned through your annual tax filing. Rollover contributions are not tax deductible.

  Most distributions made after 1992 of all or part of your interest in a qualified plan or tax-sheltered annuity are eligible rollover distributions, unless the distribution is: a return of your after-tax contributions; part of a series of substantially equal installments being paid over a period of 10 years or more, or a period measured by one or more lives or life expectancies; or a required minimum distribution (e.g., if you have reached age 70 1/2 ). Certain other exceptions may also apply.

15)  WHY SHOULD I CONSIDER A DIRECT ROLL OVER FROM MY PREVIOUS
EMPLOYER WHEN THEY CAN GIVE ME A CHECK?

  The direct rollover option is important because if you do not elect a direct rollover of the distribution (to a Traditional IRA or certain other eligible plans), 20% of the distribution will be withheld for income taxes. You can still make a rollover contribution other than a direct rollover, but you will not fully avoid taxes.

  For example, if the eligible rollover distribution is $10,000 and it is paid to you instead of paid as a direct rollover, $2,000 will be withheld. You will only receive $8,000. If you rollover only the $8,000, the other $2,000 will be taxed as a distribution as described in the answers to Questions 10 and 11. In order to avoid these taxes, you will have to add $2,000 of your own funds to the rollover to make up for the amounts withheld. The withheld amounts will not be refunded by the IRS until your tax return for the year is filed.

  In order to make a direct rollover to a Nicholas Traditional IRA, make sure the distribution check from your qualified plan or tax-sheltered annuity is made payable as described under "Opening an IRA" (see page 3). You may also need to provide certain other information required by the plan administrator or annuity provider.

ROTH IRA ACCOUNTS

1 Am I eligible to contribute to a Roth IRA?

  Anyone with compensation income whose adjusted gross income does not exceed the limits described below is eligible to contribute to a Roth IRA. You may also establish a Roth IRA to receive rollover contributions or transfers from another Roth IRA or, in some cases, from a Traditional IRA. You may not roll amounts into a Roth IRA from other retirement plans such as an employer-sponsored qualified plan. However, current law does not appear to prohibit a rollover from a qualified plan into a Traditional IRA, and then from the Traditional IRA into a Roth IRA.

  The limits to AGI are as follows:

                   Full Contribution if  Partial Contribution  No Contribution
                     AGI is Less Than or   if AGI is Between  Allowed if AGI is
                        Equal to                                Equal to or
                                                                Greater Than
                   --------------------- -------------------- -----------------
[S]                      [C]             [C]                       [C]
Single and Head of
Household Filers         $95,000         $95,001 - $109,999        $110,000

Married Filing Jointly   $150,000       $150,001 - $159,999        $160,000

Married Filing Separately     $0             $1 - $14,999           $15,000

  Note that the amount you may contribute to a Roth IRA is not affected by your participation in an employer-sponsored retirement plan.

2) WHEN CAN I MAKE CONTRIBUTIONS?

  You may make annual contributions to your Roth IRA any time up to and including the due date for filing your tax return for the year, not including extensions. Unlike a Traditional IRA, you may continue to make regular contributions to your Roth IRA even after you attain age 70 1/2 as long as you have earned income. In addition, rollover contributions and transfers (to the extent permitted as discussed below) may be made at any time, regardless of your age.

3) HOW MUCH MAY I CONTRIBUTE TO A ROTH IRA?

  You may make annual contributions to a Roth IRA in any amount up to 100% of your compensation for the year or $2,000, whichever is less. The $2,000 limitation is reduced by any contributions made by you or on your behalf to any other individual retirement plan (such as a Traditional IRA). (Legislation pending as of this printing clarifies that, for this purpose, the term individual retirement plan does not include SEP IRAs or SIMPLE IRAs.) Also, your annual contribution limitation is not reduced by contributions you make to an Education IRA that covers someone other than yourself. Qualifying rollover contributions and transfers are not subject to these limitations.

  In addition, if you are married and file a joint return, you may make contributions to your spouse's Roth IRA. Also, the maximum amount contributed to both your own and to your spouse's Roth IRA may not exceed 100% of your combined compensation or $4,000, whichever is less. The maximum amount that may be contributed to either your Roth IRA or your spouse's Roth IRA is $2,000. Again, these dollar limits are reduced by any contributions made by or on behalf of you or your spouse to any other individual retirement plan (such as a Traditional IRA), except that the limit is not reduced for contributions either of you make to an Education IRA for someone other than yourselves.

  Please note that these contribution limits may be reduced or eliminated if your filing status and AGI are within certain limits. Please refer to the chart in Question #1 (above) for the 1998 income limitations.

4) CAN I ROLL OVER OR TRANSFER AMOUNTS FROM OTHER ROTH IRAS?

  You are allowed to "roll over" a distribution or transfer your assets from one Roth IRA to another without any tax liability. Rollovers between Roth IRAs are permitted once per 12 month period per account and must be accomplished within 60 days after receipt of the distribution.

  Transfers between Roth accounts may also be transacted and are not restricted by the IRS. Please consult your Fund prospectus for any Fund restrictions.

5) CAN I MOVE MONEY FROM MY TRADITIONAL IRA INTO A ROTH IRA?

  Yes. This transaction is called a "conversion". If you are a single, head of household or married filing jointly taxpayer and your adjusted gross income (as measured at the calendar year end for the year of conversion) is not more than $100,000, you may roll over amounts from another individual retirement plan (such as a Traditional IRA) to a Roth IRA. Such amounts are subject to tax as if they were additional income to you for the year, but are not subject to the 10% penalty tax. (However, under legislation pending as of this printing, if the amount rolled over is distributed before the end of the five-tax-year period beginning with the beginning of the tax year of the rollover, a 10% penalty tax will apply to the taxed portion of the rollover as well as a potential additional penalty tax on the premature Roth distributions for conversions done in 1998.)

6) CAN I ROLL OVER FROM OTHER RETIREMENT PLANS INTO MY ROTH IRA?

  You may not roll amounts into a Roth IRA from other retirement plans such as an employer-sponsored qualified plan. However, current law does not appear to prohibit a rollover from a qualified plan into a Traditional IRA and then from the Traditional IRA into a Roth IRA, as long as you are within the established income levels for doing a conversion transaction. (See question 5, page 14)

7) ARE THERE SPECIAL TAX ISSUES I SHOULD BE AWARE OF REGARDING
CONVERSIONS FROM TRADITIONAL IRAS TO ROTH IRAS?

  If you roll over amounts from a Traditional IRA to a Roth IRA during 1998, you may take advantage of special tax treatment. Under the special rules, you may take your rollover into income as if one quarter of the amount rolled over was distributed to you in 1998 and one quarter of the amount was distributed to you in each of the following three years.

  (Legislation pending as of this printing indicates that if you die prior to taking all four amounts into income, the remaining amounts are included in income for the year of your death unless you have a spouse who elects to take those amounts into his or her income over the remaining period.)

  Subject to the foregoing limits, you may also directly convert a Traditional IRA to a Roth IRA with similar tax results.

  Furthermore, if you have made contributions to a Traditional IRA during the year in excess of the deductible limit, you may convert those nondeductible IRA contributions to contributions to a Roth IRA (subject to the contribution limit for a Roth IRA).

  You may not roll over amounts to a Roth IRA from a qualified retirement plan or any other retirement plan that is not an individual retirement plan.

8) WHAT IF I MAKE AN EXCESS CONTRIBUTION?

  Contributions that exceed the allowable maximum for federal income tax purposes are treated as excess contributions. A nondeductible penalty tax of 6% of the excess amount contributed will be added to your income tax for each year in which the excess contribution remains in your account.

9) HOW DO I CORRECT AN EXCESS CONTRIBUTION?

  If you make a contribution in excess of your allowable maximum, you may correct the excess contribution and avoid the 6% penalty tax for that year by withdrawing the excess contribution and its earnings on or before the date, including extensions, for filing your tax return for the tax year for which the contribution was made. Any earnings on the withdrawn excess contribution may also be subject to the 10% early distribution penalty tax if you are under age 59 1/2 or have not satisfied the five-year requirement described below. In addition, although you will still owe penalty taxes for one or more years, excess contributions may be withdrawn after the time for filing your tax return. Finally, excess contributions for one year may be carried forward and applied against the contribution limitation in succeeding years.

  (Legislation pending as of this printing would permit an individual who is partially or entirely ineligible for a Roth IRA to transfer amounts of up to $2,000 to a nondeductible
Traditional IRA (subject to reduction for amounts remaining in the Roth IRA and for other Traditional IRA contributions).)

10)  CAN I COMBINE MY CONVERSION ROTH ACCOUNT WITH MY CURRENT
YEAR ROTH CONTRIBUTIONS?

  No.  Form 5303-RA, Article I, number 2 states "If this Roth
IRA is designated as a Roth conversion IRA, no contributions other than IRA conversion contributions made during the same tax year will be accepted."

11)  HOW ARE DISTRIBUTIONS FROM A CONTRIBUTION ROTH IRA TREATED?

  Distributions from Roth accounts which represent annual contributions are treated as contributions being removed first. Contributions can be removed at any time without tax or penalty. Any earnings removed before the later of five years or age 59 1/2 will be subject to an early withdrawal penalty tax of 10% and will be treated as ordinary income in the year of the distribution, unless the distribution is for a qualified purpose.

12)   HOW DO DISTRIBUTIONS FROM CONVERSION ROTH ACCOUNTS DIFFER
FROM CONTRIBUTORY ROTH ACCOUNT DISTRIBUTIONS?

  According to legislation currently pending, contributions plus earnings must remain in a Conversion Roth account for a minimum of five calendar years, beginning with the calendar year of the conversion, to avoid any penalty taxes and income tax. After the five calendar year waiting period, the principal converted may be removed without penalty, regardless of the depositor's age. The earnings must remain in the Roth account until the depositor attains age 59 1/2 to avoid a penalty tax of 10% and treatment as ordinary income for tax purposes. Any distributions of principal and/or earnings prior to the five year waiting period will be subject to a 10% early distribution penalty. Plus, distributions representing a return of principal converted to a Roth IRA in 1998 may be subject to an additional penalty tax.

13)  ARE THERE ANY SPECIAL CIRCUMSTANCES WHEN EARNINGS CAN BE
  WITHDRAWN BEFORE THE LATER OF FIVE YEARS OR 59 1/2 WITHOUT
  PENALTY?

  Yes. No penalty tax nor income tax will be assessed on qualified distributions. Qualified Distributions include first time home purchases (maximum $10,000 lifetime limit), disability, medical expenses in excess of 7.5% of AGI, or death.
Distribution for qualified post-secondary education expenses may be penalty-free, but not tax free.

14)  ARE THERE ANY OTHER SPECIAL TAX ISSUES I SHOULD BE AWARE OF?

  To the extent a distribution would be taxable to you, neither you nor anyone else can qualify for capital gains treatment for amounts distributed from your account. Similarly, you are not entitled to the special five- or ten-year averaging rule for lump-sum distributions that may be available to persons receiving distributions from certain other types of retirement plans. Rather, the taxable portion of any distribution is taxed to you as ordinary income. Your Roth IRA is not subject to taxes on excess distributions or on excess amounts remaining in your account as of your date of death.

  You may be required to indicate on distribution requests whether or not federal income taxes should be withheld on the taxable portion (if any) of a distribution from a Roth IRA. Redemption requests not indicating an election not to have federal income tax withheld will be subject to withholding with respect to the taxable portion (if any) of a distribution to the extent required under federal law. (Note that legislation pending as of this printing clarifies that, for federal tax purposes, Roth IRAs are taxed separately from Traditional IRAs, Roth IRAs with rollovers are taxed separately from Roth IRAs without rollovers, and Roth IRAs with rollovers with different five-year periods are taxed separately.)

15)  WHEN MUST DISTRIBUTIONS FROM A ROTH IRA BEGIN?

  Unlike Traditional IRAs, there is no requirement that you begin distribution of your account at any particular age.

16)  ARE THERE DISTRIBUTION RULES THAT APPLY AFTER MY DEATH?

  Your account must be distributed after your death in accordance with rules similar to those that apply to distributions from a Traditional IRA. Thus, although the IRS has not issued guidance it is expected that the rules will require that your remaining interest in your Roth IRA will, at the election of your beneficiary or beneficiaries, (i) be distributed by December 31 of the year in which occurs the fifth anniversary of your death, or (ii) must commence distributions by December 31 of the year following your death over a period not exceeding the life or life expectancy of your designated beneficiary or beneficiaries. If your beneficiary is your spouse, he/she will have the option to roll your Roth IRA into a Roth IRA of his/her own under the same rules for other Roth accounts.

17)  WHAT IF I PLEDGE MY ACCOUNT?

  If you use (pledge) all or part of your Roth IRA as security for a loan, your account may lose its tax-favored status.

18)  HOW ARE CONTRIBUTIONS TO A ROTH IRA REPORTED FOR FEDERAL TAX
PURPOSES?

  As of the date of this printing, the Internal Revenue Service had not issued forms for reporting information related to contributions to or distributions from a Roth IRA.

19)  IS THERE ANYTHING ELSE I SHOULD KNOW?

  Your Roth Individual Retirement Account Plan has been approved as to form by the Internal Revenue Service. The Internal Revenue Service approval is a determination only as to the form of the Plan and does not represent a determination of the merits of the Plan as adopted by you. You may obtain further information with respect to your Roth Individual Retirement Account from any district office of the Internal Revenue Service. The statute provides that Roth IRAs are to be treated the same as Traditional IRAs for most purposes. As the IRS clarifies its interpretation of the statute, revised or updated information will be provided.


EDUCATION IRA ACCOUNTS

1) Who is eligible for an Education IRA?

  The beneficiary of an Education IRA must be under age 18 at the time a contribution is made to an Education IRA on his or her behalf. An Education IRA may also be established to receive rollover contributions or transfers from another Education IRA.

  For purposes of this discussion, except as noted, the term
"beneficiary" is used to refer to an individual whose education is to be financed, in part or in whole, through an Education IRA.

2) Who can contribute to an Education IRA?

  Anyone may contribute to an Education IRA regardless of his or her relationship to the beneficiary as long as they are within certain limits for AGI. Please refer to the following chart:


                   Full Contribution if  Partial Contribution  No Contribution
                     AGI is Less Than or   if AGI is Between  Allowed if AGI is
                        Equal to                                Equal to or
                                                                Greater Than
                   --------------------- -------------------- -----------------
[S]                     [C]               [C]                       [C]
Single/Head of
Household/Married       $95,000           $95,001 - $109,999        $110,000
Filing Separately

Married Filing Jointly  $150,000          $150,001- $159,999        $160,000


3)   WHEN CAN I MAKE CONTRIBUTIONS TO AN EDUCATION IRA?

  You may make contributions to an Education IRA for the calendar year during the calendar year regardless of your age.
At the time of this printing, current legislation appears to require contributions for a specific calendar year be made during that calendar year, without the allowance of the April 15th deadline given to Traditional and Roth IRA contributions. However, you may not make a contribution to an Education IRA after the beneficiary attains age 18. In addition, rollover contributions and transfers (as discussed below) may be made at any time, regardless of the age of the beneficiary

4) HOW MUCH MAY I CONTRIBUTE TO AN EDUCATION IRA?

  The total of all contributions made to all Education IRAs that cover a particular beneficiary may not exceed $500 in a taxable year. It is the joint responsibility of the contributor and the beneficiary (or the person legally responsible if the beneficiary is under 18) to verify that excess contributions are not made on behalf of a particular beneficiary. Qualifying rollover contributions and transfers are not subject to these limitations. Note that special rules apply to contributions to Education IRAs for purposes of gift and estate taxes.

  The total amount a contributor may deposit on behalf of a beneficiary may be reduced or eliminated depending on the contributor's AGI. Please refer to the chart in question #2
(above).

  In addition to the limitations described above, the $500 limit may be reduced by other amounts contributed to an individual retirement plan for the benefit of a particular beneficiary, but is not affected by the adjusted gross income of the beneficiary.

  If the beneficiary of the Education IRA also maintains a Traditional or Roth IRA, his or her overall contributions to other individual retirement plans may be limited. Please contact your tax advisor for more information.

5) CAN I ROLL OVER OR TRANSFER AMOUNTS FROM ANOTHER EDUCATION
IRA?

  Amounts may be "rolled over" from one Education IRA to another Education IRA benefiting the same beneficiary. In addition, amounts may be rolled over without any tax liability to benefit
(i) the spouse of the beneficiary, (ii) an ancestor of the beneficiary, (iii) a descendant of the beneficiary, of the beneficiary's parents, or of the beneficiary's spouse, or (iv) the spouse of a lineal descendant of an individual described in
(iii). Rollovers between Education IRAs may be made once per 12 month period and must be accomplished within 60 days of receipt of the distribution.

  You may also transfer Education IRA accounts directly between IRA custodians without IRS restrictions. Please contact the receiving custodian for the appropriate transfer form.

6) WHAT IF I MAKE AN EXCESS CONTRIBUTION?

  Contributions that exceed the allowable maximum for federal income tax purposes are treated as excess contributions. A nondeductible penalty tax of 6% of the excess amount contributed must be paid for each year in which the excess contribution remains in the beneficiary's account.

7) HOW DO I CORRECT AN EXCESS CONTRIBUTION?

  If a contribution in excess of the allowable maximum is made, it may be corrected to avoid the 6% penalty tax for that year by withdrawing the excess contribution and its earnings on or before the due date, including extensions, for filing the tax return for the contributor's tax year for which the contribution was made. (Legislation pending as of this printing would use the beneficiary's tax year rather than the contributor's.) Any earnings on the withdrawn excess contribution will be taxable in the year the excess contribution was made and will be subject to a 10% penalty tax.

8) WHAT FORMS OF DISTRIBUTION ARE AVAILABLE FROM AN EDUCATION
IRA?

  Distributions may be made as a lump sum of the entire account, or distributions of a portion of the account may be requested.

9) WHEN MUST DISTRIBUTIONS FROM AN EDUCATION IRA BEGIN?

  There is no requirement that a beneficiary begin distribution of an Education IRA account at any particular age. (Legislation pending as of the date of this printing would in general require distribution within 30 days of the earlier of the beneficiary's death or attainment of age 30 and would deem distribution to occur for any amounts not distributed within such time.)

10)  ARE THERE DISTRIBUTION RULES THAT APPLY AFTER DEATH?

  Special rules apply in the case of the divorce or death of a beneficiary of an Education IRA. (In particular, under legislation pending as of this printing, any balances to the credit of a beneficiary must be distributed to his or her estate within 30 days of death.)

11)  HOW ARE DISTRIBUTIONS FROM AN EDUCATION IRA TAXED FOR
FEDERAL INCOME TAX PURPOSES?

  Amounts distributed are generally excludable from gross income if they do not exceed the beneficiary's "qualified higher education expenses" for the year, or are rolled over to another Education IRA. "Qualified higher education expenses" generally include the cost of tuition, fees, books, supplies, and equipment for enrollment at (i) accredited post-secondary educational institutions offering credit toward a bachelor's degree, an associate's degree, a graduate-level or professional degree or another recognized post-secondary credential and (ii) certain vocational schools. In addition, room and board may be covered if the beneficiary is at least a "half-time" student. This amount may be reduced by certain scholarships, qualified state tuition programs, HOPE, Lifetime Learning tax credits, and other amounts paid on the beneficiary's behalf. To the extent payments during the year exceed such amounts, they are partially taxable and partially nontaxable, similar to payments received from an annuity. Any taxable portion of a distribution is subject to a 10% penalty tax in addition to income tax unless the distribution is due to the death or disability of the beneficiary or is made on account of scholarship received by the beneficiary. A beneficiary may elect to waive the exclusion from gross income for qualified higher education expenses and treat the entire distribution as if it were a payment from an annuity.

  To the extent a distribution is taxable, capital gains treatment does not apply to amounts distributed from the account. Similarly, the special five- and ten-year averaging rules for lump-sum distributions do not apply to distributions from an Education IRA. The taxable portion of any distribution is taxed as ordinary income except the portion of a distribution that represents a return of nondeductible contributions.

  The recipient of a distribution may need to indicate on certain distribution requests whether or not federal income taxes should be withheld. Redemption requests not indicating an election not to have federal income tax withheld will be subject to withholding with respect to the taxable portion (if any) of the distribution to the extent required under federal law.

12)  WHAT IF A PROHIBITED TRANSACTION OCCURS?

  If a "prohibited transaction," as defined in Section 4975 of the Internal Revenue Code, occurs, the Education IRA could be disqualified. Rules similar to those that apply to Traditional
IRAs will apply.

13)  WHAT IF THE EDUCATION IRA IS PLEDGED?

  If all or part of the Education IRA is pledged as security for a loan, rules similar to those that apply to Traditional IRAs will apply. In general, those rules provide that the amount pledged is treated as distributed.

14)  HOW ARE CONTRIBUTIONS TO AN EDUCATION IRA REPORTED FOR
FEDERAL TAX PURPOSES?

  As of the date of this Disclosure Statement, the Internal
Revenue Service had not issued forms for reporting information related to contributions to or distributions from an Education
IRA.

15)  IS THERE ANYTHING ELSE I SHOULD KNOW?

  As the IRS clarifies its interpretation of the Education IRA provisions of the Code, revised or updated information will be provided to you.

  [Form 5305-A Individual Retirement Custodial Account]
  (Under Section 408(a) of the Internal Revenue Code)

  [Form 5305-RA Roth Individual Retirement Custodial Account]
  (Under Section 530 of the Internal Revenue Code)

  [Form 5305-EA Education Individual Retirement Custodial Account] (Under Section 530 of the Internal Revenue Code)

NICHOLAS FAMILY OF FUNDS
IRA CUSTODIAL ACCOUNT APPLICATION
__Traditional IRA Account  __Contributory Roth IRA  __Conversion Roth IRA
______________________________________________________________________________

After reading the prospectus(es) for the fund(s) you are interested in, PLEASE COMPLETE THE INFORMATION BELOW WHICH IS REQUIRED TO SET UP AN ACCOUNT. If you are interested in a fund that you do not have a prospectus for, please contact the Nicholas Family of Funds at (800) 227-5987 or (414) 272-6133. The prospectus contains more complete information regarding charges and expenses. Read it carefully before you invest.

A.   __Nicholas Fund $_________   __Nicholas Equity Income Fund $____________
       $500 minimum                 $2,000 minimum
     __Nicholas II $_________     __Nicholas Income Fund $_________
       $500 minimum                 $500 minimum
     __*Nicholas Limited Edition  $_________
       $2000 minimum
     __Nicholas Money Market Fund  $_________
       $2,000 minimum

*This Fund may close at any time. Call Nicholas for details.

B.  TOTAL AMOUNT OF CONTRIBUTION   $__________________________
    This should be applied to (choose one):

__Traditional IRA Contribution for tax year ________
__Roth IRA Contribution for tax year ________
__Conversion Roth IRA Contribution for tax year ________
  (redemption of Traditional IRA deposited into Roth IRA)
__Transfer (Traditional IRA to Traditional IRA; Roth IRA to Roth IRA)
__Roll Over (You have received a check within the last 60 days payable to you from an IRA or employer retirement plan.)
__Direct Roll Over (Attached is a check from your employer retirment plan made payable to: Firstar Trust Co. as custodian of Nicholas
  IRA fbo: employee's name.)

C. GENERAL INFORMATION (Please print clearly)

______________________________________________________________________________
Name
____________________________________   __________________   ________  ________
Street Address                         City                 State     Zip

____________________________________   __________________      _______________
Date of Birth                          Social Security Number  Daytime Phone

D. TELEPHONE OPTIONS (Details are provided in your Fund prospectus. If no option is indicated, telephone exchange privileges will automatically be available on your account(s)). PHONE REDEMPTION IS NOT AVAILABLE ON IRAS.
                                  -----------------------------------------
__YES Telephone exchange - transfer of assets among all funds in the Nicholas Family by telephone.
__NO   Telephone exchange - exchanges among all funds in the Nicholas
       Family must be done in writing.

E. BENEFICIARY DESIGNATION
   Hereby revoking all prior designations, I designate as my beneficiary(ies) under the Nicholas Funds IRA Custodial Account the following person(s):

PRIMARY BENEFICIARY

________________________   _____________   _________________  _______________
Name                       Relationship    Address            Social Security #
                                                              (if available)
SECONDARY BENEFICIARY

________________________   _____________   _________________  _______________
Name                       Relationship    Address            Social Security #
                                                              (if available)

I retain the right to revoke this designation and to designate a new beneficiary or beneficiaries at any time by communicating to the Firstar Trust Company in writing similarly executed. I understand that if no designated beneficiary survives me, then in accordance with the Custodial Agreement, any benefits due upon my death shall be paid to my estate.

F.	DEPOSITOR'S STATEMENT
        I attest that I have read the form 5305-A Custodial Agreement or form 5305-RA Roth Custodial Agreement, the Disclosure Statement and the applicable fund prospectus, and that I meet the eligibility requirements for the type of account I am establishing. I understand and agree to be governed by the provisions of the Custodial Agreement and this Application, and understand that I alone am responsible for ascertaining the deductibility and tax consequences of any contribution and/or withdrawal to or from my account. I hereby authorize Firstar Trust Company to act as custodian of my shares of the Nicholas fund indicated above.

___________________________________    __________________________
Signature                              Dated

G.	ACCEPTANCE BY CUSTODIAN
This Application is hereby accepted by the Custodian, Firstar Trust Company.

___________________________________    __________________________
Signature                              Dated

_____________________________________________________________________________
3/98

                  NICHOLAS FAMILY OF FUNDS
     EDUCATION IRA CUSTODIAL ACCOUNT APPLICATION      B

   After reading the prospectus for the fund(s) you are interested in, PLEASE CANT PLETE THE INFORMATION BELOW WHICH IS REQUIRED TO SET UP AN ACCOUNT. If you are interested in a fund that you do not have a prospectus for, please contact the Nicholas Family of Funds at
   (800)227-5987 or (414)2726133. The prospectus contains more complete information regarding charges and expenses. Please read it carefully before you invest.

A. FUND CHOICES (initial investment is $500 for each fund);

     Nicholas Fund $______________________________

     Nicholas II $________________________________

     Nicholas Income Fund $_______________________

B. TRANSACTION TYPE:

      __ Calendar Year Contribution (maximum $500 annually
         to beneficiary under 18 years old)
      __Transfer (Education IRA to Education IRA only)
      __Rollover (Education IRA to Education IRA only)

C. BENEFICIARY INFORMATION:

___________________________________    _______  ____________________________
First Name of Beneficiary              M.I.     Last Name of Beneficiary

___________________________________    _______  ____________________________
First Name of Person Legally           M.I.     Last Name of Person Legally
Responsible for the Beneficiary                 Responsible for the Beneficiary
(if applicable)                                 (if applicable)

___________________________________  ________________________________
Address                              Birth Date of Beneficiary

____________________________________
Telephone Number

D. DEPOSITOR INFORMATION:

_________________________  ____   _____________________  ____________________
First Name                 M.I.   Last Name              Social Security Number

_________________________  __________________  ____________  ________________
Address                    City                State         Zip code


E. TELEPHONE OPTIONS (Details are provided in your fund
   prospectus. If no option is indicated, telephone exchange
   privileges will automatically be available on your
   account(s)). PHONE REDEMPTION IS NOT AVAILABLE ON IRA'S.
                ------------------------------------------
    __YES - Telephone exchange - exchanges of assets among all funds in the Nicholas Family by telephone.

     __NO - Telephone exchange - exchanges of assets among all funds in the Nicholas Family must be done in writing.

F. DEPOSITOR'S STATEMENT
   I attest that I have read the form 5305-EA Education Individual Retirement Custodial Account Agreement, the Disclosure Statement, and the applicable fund prospectus(es), and that I meet the eligibility requirements, including earned income limitations, to make a deposit on behalf of the above identified beneficiary. I understand that I alone am responsible for ascertaining any tax consequences of any contribution to this beneficiary's account

________________________________________  ________________________________
Signature of Donor                        Dated


C. BENEFICIARY'S STATEMENT (or Person Legally Responsible for the Beneficiary) I attest that I have read the form 5305-EA Education Individual Retirement Custodial Account Agreement, the Disclosure Statement, and the applicable fund prospectus(es), and that l meet the eligibility requirements for the type of account I am establishing. I understand and agree to be governed by the provisions of the Custodial Agreement, as well as this Application. I understand that I alone am responsible for ascertain any tax consequences of any contribution and/or withdrawal to or from my account. I hereby authorize Firstar Trust Company at P.O. Box 2944, Milwaukee, WI 53201-2944, to act as custodian of my shares of the Nicholas fund(s) indicated above.

_______________________________________  ___________________________________
Signature of Beneficiary (or Person      Dated
Legally Responsible for the Beneficiary)


H. ACCEPTANCE BY CUSTODIAN
   This application is hereby accepted by the Custodian, Firstar Trust Company.

______________________________________  ____________________________________
Signature                               Dated


TRANSFER FORM - NICHOLAS FAMILY OF FUNDS                                C
______________________________________________________________________________
INSTRUCTIONS:
Use this form to transfer assets of an existing IRA or employer retirement plan to a plan with the NICHOLAS FAMILY OF FUNDS.

If you are opening a new account, the appropriate Nicholas application form MUST accompany this form. Do NOT retain a copy of this form.

Transactions that constitute a rollover or a distribution from an employer-sponsored plan will result in tax reporting to the IRS.

Please be aware that your resigning trustee/custodian may impose a fee or penalty, and may require additional documentation. Consult your resigning trustee/custodian to see if they require a signature guarantee by a commercial bank or NYSE member. Most trustees/custodians WILL REQUIRE it to process a direct transfer.

Fill in ALL of the information in Section I (A & B). Incomplete forms will delay your transfer. Including a copy of your latest statement may assist us with this transfer. Mail this form with your application (Form A or B) in the enclosed envelope to:

FIRSTAR TRUST COMPANY, P.O. Box 2944, Milwaukee, WI 53201-2944.

We will contact your current trustee/custodian and handle the transfer for you. Nicholas Family of Funds will send you confirmation when the transfer is complete and your funds are invested.

SECTION I.

A. _________________________________    ___________________________________
   Name of owner (or person legally     name of resigning trustee/custodian
   responsible - Education IRA only)

   _________________________________    ___________________________________
   street address                       resigning fund name (if applicable)

   __________________________________   ___________________________________
   city             state         zip   resigning account number

   __________________________________   ___________________________________
   daytime phone number                 address of resigning trustee/custodian

   ______________________  __________   ___________________________________
   social security number  date of birth   city        state          zip

Attention: Retirement Plan Department
__ Transfer on receipt of this request __ Transfer on maturity date of_________

Please accept this authorization to sell and transfer the sum of
     __All of my assets    $______ of assets in the above mentioned
     account and prepare a check made payable to the NICHOLAS FAMILY OF FUNDS.

The resigning trustee/custodial account is (choose one):
__Traditional IRA        __ SEP IRA     __Master Retirement Plan/Profit Sharing
__Contributory Roth IRA  __ SAR-SEP IRA __Master Retirement Plan/Money Purchase
__Conversion Roth IRA for tax year  __5304-SIMPLE IRA
__Other Employer-Sponsored Retirement Plan   __Education IRA



It is my intention to transfer these assets to the Nicholas Family of Funds as (choose one):
__Traditional IRA        __ SEP IRA     __Master Retirement Plan/Profit Sharing
__Contributory Roth IRA  __ SAR-SEP IRA __Master Retirement Plan/Money Purchase
__Conversion Roth IRA for tax year  __5304-SIMPLE IRA
__Other Employer-(from employer plan)   __Education IRA

If I am over 70 1/2, I certify that none of the amount transferred will include the required minimum distribution per the Internal Revenue Code for the current year.

_____________________________   _______________
signed                          dated

______________________________________________________________________________
signature guarantee if required by resigning trustee/custodian

B.   PLEASE CHECK

This is a new account for:
__Nicholas Fund __ Nicholas II __Nicholas Limited Edition*
__Nicholas Equity Income Fund  __Nicholas Income Fund
__Nicholas Money Market Fund

__Deposite to my existing Nicholas retirement account________________________
                                                      account number

*Nicholas Limited Edition has a limited number of shares for sale.
 The Fund may be closed at the time assets are received. A Nicholas
 Money Market account will be established if Nicholas Limited Edition is closed. Call Nicholas Family of Funds at 1-8O0-227-5987 to check on the availability of Nicholas Limited Edition shares.
______________________________________________________________________________
SECTION II. (To be completed by the Firstar Trust Company - trustee/custodian for the Nicholas Family of Funds)

Custodian:
We have been requested to send you a letter of acceptance in order to transfer the assets of the above mentioned account for deposit to the NICHOLAS FAMILY OF FUNDS. To ensure proper crediting, please return the check made payable to NICHOLAS FAMILY OF FUNDS for the benefit of the individual named above.

Mail to: Nicholas Family of Funds, Firstar Trust Company, P.0. Box 2944,
         Milwaukee, WI 53201-2944.

Please include a copy of this form to identify the check as a transfer of assets. This is to be executed as a fiduciary to fiduciary transfer so as not to put the plan participant in actual or constructive receipt of all or any part of the transferred assets.

Tax reporting will be issued on transactions between Traditional IRA and Conversion Roth IRA accounts and between Master Retirement Plan/Employer-Sponsored Retirement Plan accounts and Traditional IRA accounts.

Thank you for your prompt attention to this matter.

_____________________________________    ____________________________________
dated                                    authorized signature

SUBMIT THIS FORM INTACT TO: Nicholas Family of Funds
                            c/o Firstar Trust Company
                            P.O. Box 2944, Milwaukee, WI 53201-2944
2/98                        800-544-6547   414-276-0535